                                    AGREEMENT

         This Agreement, made and entered into as of February 26, 2001 by and between Damark International, Inc., a Minnesota corporation (hereinafter referred to as the "Company") and Kim Mageau (hereinafter referred to as "Executive").

                                   WITNESSETH

         WHEREAS, Executive has been employed as a key management Executive of the Company; and

        WHEREAS, the Company desires to provide certain financial incentives to the Executive to remain in the employment of the Company and assist with the ClickShip liquidation as herein provided.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

         1. SPECIAL PAY TO STAY BONUS. The Company hereby agrees to pay the Executive a special "pay to stay" bonus in the aggregate amount of $250,000 (the "Bonus"), subject to customary withholdings, as follows:

                  (a) 50% of the Bonus shall be paid six (6) months after the Company has raised $14,200,000 in the aggregate as a result of its issuance of its 10% Senior Convertible Note due August 26, 2001 (the "Senior Convertible Notes") and 50% of the bonus shall be paid twelve
         (12) months after completion of raising the aforedescribed amount from the issuance of the Senior Convertible Notes (the "Financing Event"), provided that payment of the Bonus is conditioned on the Executive continuing in the Company's employ through the date on which the payment is scheduled to be made; or

                  (b) Any remaining unpaid balance of the Bonus shall be paid in a lump sum upon the sale of all or substantially all of the assets of the Company (excluding the sale of any assets relating the business of ClickShip Direct) or a Change of Control as defined under the Company's 1991 Stock Option Plan, as amended except for (i) any Change of Control as a result of the Financing Event or (ii) any Change of Control resulting from a change in the composition of the Board of Directors of the Company occurring on or before October 1, 2001, provided that payment of the Bonus is conditioned on the Executive continuing in the Company's employ through the date on which the payment is scheduled to be made; or

                  (c) Any remaining unpaid bonus shall be paid in a lump sum in the event an executive's employment is terminated by the Company without cause, provided that payment of the Bonus is conditioned on the Executive continuing in the Company's employ through the date on which such termination occurs.

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         2. CONFIDENTIALITY, NON-SOLICITATION AND NON-DISPARAGEMENT COVENANTS.

         (a) CONFIDENTIALITY. Executive agrees that, at all times, both during Executive's employment and after the termination thereof, Executive shall not divulge to any other person, firm or corporation, or in any way use for Executive's own benefit, except as required in the conduct of the business of the Company, or as authorized in writing on behalf of the Company, any trade secrets or confidential information of the Company obtained during the course of Executive's employment with the Company, including but not limited to financial information, operating procedures, customers and contractual relationships. Executive also agrees that Executive will not, either subsequent to termination of employment or during employment, except as required in the conduct of the business of the Company, or as authorized in writing on behalf of the Company, interfere with or disturb or attempt to interfere with or disturb any employment, contractual or business arrangements of the Company, with any of its agents, suppliers, customers, or other parties with which the Company has a contractual relationship, as the case may be.

         (b) NON-DISPARAGEMENT. While Executive is actively employed with the Company or and after the event termination of Executive's employment with the Company for any reason, Executive agrees not to make any disparaging statements concerning the Company or its officers, directors or employees that might injure, impair or damage the relationships between the Company on the one hand and any of the employees, customers or suppliers of the Company or any lessor, lessee, vendor, supplier, customer, distributor, employee, consultant or other business associate of the Company.

         3. RESERVATION OF RIGHTS. Nothing contained herein shall confer upon Executive any right to continued employment by the Company or limit in any way the right of the Company terminate Executive's employment at any time or for any reason.

         4. ATTORNEYS' FEES. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses of litigation from the other party, which amounts may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which amounts shall be in addition to any other relief which may be awarded.

         5. AMENDMENTS. This Agreement may be, amended only by an agreement in writing between the Company or its Successor and Executive.

         6. MISCELLANEOUS. This Agreement contains the entire agreement of the parties pertaining to the matters covered by this Agreement. This Agreement shall be governed by the laws of the State of Minnesota.


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

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

                                                   DAMARK INTERNATIONAL, INC.

                                                   By: /s/ George S. Richards
                                                        ------------------------
                                                        Its:
                                                            --------------------



                                                     EXECUTIVE:

                                                     /s/ Kim Mageau
                                                     ---------------------------
                                                     Kim Mageau


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